Exhibit 23.1
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Plan, the 1998 ACT Medical Stock Plan, and the 2001 Employee Stock Purchase Plan of MedSource Technologies, Inc. of our reports dated August 3, 2001 with respect to the consolidated financial statements and schedules of MedSource Technologies, Inc., October 27, 1999 with respect to the financial statements and schedules of The MicroSpring Company, Inc., April 14, 2000 with respect to the financial statements of National Wire and Stamping, Inc., June 13, 2000 with respect to the financial statements and schedules of Texcel, Inc., and July 25, 2000 with respect to the financial statements of Portlyn Corporation, which are included in the Registration Statement (Form S-1) (Registration No. 333-76842) of MedSource Technologies, Inc. filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Ernst & Young LLP

Minneapolis, Minnesota
July 8, 2002